                                 AZAR AGREEMENT

                                     Between


                                ELAMEX USA, INC.
                     A Delaware Corporation and Wholly-owned
                       Subsidiary of Elamex, S.A. de C.V.
                                  "Elamex USA"


                                       and


                                AZAR NUT COMPANY
                             A Delaware Corporation
                                     "Azar"


                                  June 28, 2002

                                    Contents

                                                                            Page
                                                                            ----

1.    Date ................................................................... 1

2.    Parties ................................................................ 1
      2.1   Elamex USA, Corp. ................................................ 1
      2.2   Azar Nut Company ................................................. 1

3.    Defined Terms .......................................................... 1
      3.1   "Accel" .......................................................... 1
      3.2   "Agreement" ...................................................... 1
      3.3   "Azar's Interests in Mt. Franklin Holdings" ...................... 1
      3.4   "Azar Shareholders" .............................................. 2
      3.5   "Closing" ........................................................ 2
      3.6   "Effective Date and Time" ........................................ 2
      3.7   "Escrow Agent" ................................................... 2
      3.8   "Escrow Agreement" ............................................... 2
      3.9   "Escrowed Shares" ................................................ 3
      3.10  "Franklin Connections" ........................................... 3
      3.11  "Franklin Food Products" ......................................... 3
      3.12  "Franklin Inmobiliarios" ......................................... 3
      3.13  "Franklin Inmobiliarios Agreements" .............................. 3
      3.14  "Kids Holding Agreement" ......................................... 3
      3.15  "Mt. Franklin Holdings" .......................................... 3
      3.16  "Mt. Franklin Options" ........................................... 3
      3.17  "Parties" ........................................................ 3
      3.18  "Reprop Merger" .................................................. 3

4.    Recitals ............................................................... 3

5.    Agreements ............................................................. 4
      5.1   Sale and Purchase of Azar's Interests in Mt. Franklin Holdings ... 5
      5.2   Purchase Price; Payment of the Purchase Price .................... 5
            (a)   Shares Not Subject to Escrow ............................... 5
            (b)   Escrowed Shares ............................................ 5
      5.3   Permitted Transfer of the Elamex Restricted Shares Portion of
            the Purchase Price from Azar to the Azar Shareholders ............ 5
            (a)   Shares Not Subject to Escrow ............................... 5
            (b)   Escrowed Shares ............................................ 6
      5.4   Mt. Franklin Options; Elamex Options ............................. 6
            (a)   Agreement Regarding Management Options - Pre-2000 .......... 6
            (b)   Agreement Regarding Non-management Options - Pre-2000 ...... 6
            (c)   Agreement Regarding Mt. Franklin Time Options @ $12.87
                  in Names of Azar Shareholders .............................. 6
            (d)   Agreement Regarding Mt. Franklin Performance Options @
                  $12.87 in Names of Azar Shareholders ....................... 6
      5.5   Rights of First Refusal to Acquire Shares of Elamex, S.A. de
            C.V. ............................................................. 7
      5.6   Agreement to Keep Non-public Information Confidential ............ 7
      5.7   Representations and Warranties of Elamex USA ..................... 7


Azar Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")                  June 28, 2002
                                                           Contents Page i of ii

            (a)   Organization of Elamex USA ................................. 7
            (b)   Authorization of Transaction; Restricted Shares of Elamex,
                  S.A. de C.V. ............................................... 7
            (c)   Noncontravention ........................................... 8
            (d)   No Pending or Threatened Litigation or Claims .............. 8
            (e)   Access to Information ...................................... 8
            (f)   No Representations ......................................... 8
      5.8   Representations and Warranties of Azar ........................... 8
            (a)   Organization of Azar ....................................... 8
            (b)   Authorization of Transaction ............................... 9
            (c)   No Lien or Other Encumbrance Relating to Azar's Interests
                  in Mt. Franklin Holdings ................................... 9
            (d)   Noncontravention ........................................... 9
            (e)   No Pending or Threatened Litigation or Claims .............. 9
            (f)   Mt. Franklin Options ....................................... 9
            (g)   Information About Elamex, S.A. de C.V. ..................... 9
            (h)   Investment ................................................. 9
            (i)   Manner of Offering ........................................ 10
            (j)   Restricted Shares; Not Registered with SEC or Any State ... 10
            (k)   Disclosure of Information Concerning Mt. Franklin
                  Holdings .................................................. 10
      5.9   Conditions Precedent to Closing ................................. 10
            (a)   Conditions Precedent to the Obligations of Elamex USA ..... 10
            (b)   Conditions Precedent to the Obligations of Azar ........... 12
      5.10  Miscellaneous ................................................... 12
            (a)   Entire Agreement; Integration ............................. 12
            (b)   Survival of Representations and Warranties ................ 13
            (c)   Binding Nature; No Assignments ............................ 13
            (d)   Further Action ............................................ 13
            (e)   Time is of the Essence .................................... 13
            (f)   Amendments, Modifications, Approvals, and Consents ........ 13
            (g)   Parties in Interest; No Third-Party Beneficiaries ......... 13
            (h)   Notices ................................................... 14
            (i)   Costs and Expenses ........................................ 14
            (j)   No Brokerage Commissions, Finders Fees, or Similar Costs .. 14
            (k)   Attorneys Fees ............................................ 14
            (l)   Governing Law ............................................. 14
            (m)   Construction .............................................. 15
            (n)   Rights and Remedies ....................................... 15
            (o)   Arbitration ............................................... 15
            (p)   No Waiver ................................................. 16
            (q)   Severability .............................................. 16
            (r)   Covenant of Good Faith .................................... 16
            (s)   Force Majeure ............................................. 16
            (t)   Titles and Captions ....................................... 16
            (u)   Pronouns and Plurals ...................................... 17
            (v)   Counterparts .............................................. 17

Exhibit A - Form of Escrow Agreement ......................................... A

Exhibit B - Mt. Franklin Options ............................................. B


Azar Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")                  June 28, 2002
                                                          Contents Page ii of ii

                                 AZAR AGREEMENT

1.   DATE: June 28, 2002

2.   PARTIES:

     2.1 Elamex USA, Corp., a Delaware corporation and wholly-owned subsidiary of Elamex, S.A. de C.V., having a mailing address of Attention:
          Richard P. Spencer, Elamex Third Floor, 4171 N. Mesa, Building D, El Paso, Texas 79902, and a facsimile (fax) number of (915) 351-3895 (herein "Elamex USA").

     2.2  Azar Nut Company, a Delaware corporation, having a mailing address of
          Attention: Byram E. Dickes, c/o Franklin Connections, 1800 Northwestern Drive, El Paso, Texas 79912, and a facsimile (fax) number of (915) 877-1198 (herein "Azar").

3. DEFINED TERMS: The terms defined in this Part 3 shall have the meanings herein specified for all purposes of this Agreement, unless the context clearly otherwise requires:

     3.1  "Accel" means Accel, S.A. de C.V., a Mexican corporation.

     3.2 "Agreement" or "Azar Agreement" means this Azar Agreement together with and including any and all attachments, appendices, or exhibits referred to herein and any and all modifications, alterations, amendments, and supplements hereto--all of which shall be deemed for all purposes of this Agreement to have been incorporated in this Agreement by this reference as if separately spelled out in this Agreement. The words "hereby," "herein," "hereof," "hereto," "hereunder," and "herewith" when used in this Agreement shall refer to and mean a reference to this entire Agreement unless restricted to a reference in context to a particular portion of this Agreement.

     3.3 "Azar's Interests in Mt. Franklin Holdings" means all of Azar's ownership in Mt. Franklin Holdings including all of Azar's 34.262% member, profit, and capital interests in Mt. Franklin Holdings together with all other rights, interests, or claims relating to Mt. Franklin Holdings, Franklin Connections, and its two partners, or in any other way relating to the assets or operations of such entities. Mt. Franklin Options rights of Azar Shareholders shall not be included within the definition of Azar's Interests in Mt. Franklin Holdings.


Azar Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")                  June 28, 2002

     3.4  "Azar Shareholders" means the following shareholders of Azar:

                                                     Azar
                                                    Shares
Name of Azar Shareholder                             Owned
------------------------                            -------

Estate of Edward S. Bottum                           31,355
Charles A. Brickman                                  20,115
Byram E. Dickes                                      12,423
Suzanne H. Dickes                                   129,973
Joseph W. Hasler                                     20,000
C. Bruce McLagan                                     21,050
John W. Puth                                          6,258
Donald B. Shackelford                                10,068
F. Samuel Smith                                      21,513
Januarius P. Stalenhoef                              10,000
Albertus W. van den Broek                            13,617
Kurt Schultz                                          3,885
Thomas J. Benson                                     18,320
Richard D. Condie                                    32,804
Michael D. Empson                                       794
Richard Bookout                                      12,939
Robert Clements                                      10,000
Gary J. Stewart                                         349
John Gomila                                           2,331
Linda Kern                                            3,885
                                                    -------
Totals                                              381,679
                                                    =======

     3.5 "Closing" means the completion and closing of all of the actions and delivery of all of the documents and other items called for by this Agreement, which shall occur on Friday, June 28, 2002, at 10:00 a.m. local time, at the offices of Elamex USA, or such other day, date, time, and place as shall be mutually agreed upon by the Parties.

     3.6 "Effective Date and Time" means close of business on Friday, June 28, 2002.

     3.7 "Escrow Agent" means that person or entity named as the escrow agent in the Escrow Agreement.

     3.8 "Escrow Agreement" means an escrow agreement in the form attached hereto as Exhibit A.


Azar Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")      June 28, 2002

     3.9 "Escrowed Shares" means those restricted shares of common stock of Elamex, S.A. de C.V., to be delivered to the Escrow Agent (subject to the Escrow Agreement) at Closing in accordance with subsection 5.2(b) of this Agreement.

     3.10 "Franklin Connections" means Franklin Connections, LP, a Delaware limited partnership.

     3.11 "Franklin Food Products" means Franklin Food Products LLC, a Delaware limited liability company.

     3.12 "Franklin Inmobiliarios" means Franklin Inmobiliarios, S.A. de C.V., a Mexican corporation.

     3.13 "Franklin Inmobiliarios Agreements" means those respective agreements between the owners of Franklin Inmobiliarios and Elamex USA dated on or as of June 28, 2002, which may include an option or options to acquire all of the ownership of Franklin Inmobiliarios with a closing thereon at a later date.

     3.14 "Kids Holding Agreement" means that certain agreement between Elamex USA and Kids Holding Corp., a Delaware corporation, dated on or as of June 28, 2002.

     3.15 "Mt. Franklin Holdings" means Mt. Franklin Holdings, LLC, a Delaware limited liability company.

     3.16 "Mt. Franklin Options" means those options to purchase ownership units in Mt. Franklin Holdings listed in attached Exhibit B that were issued by Mt. Franklin Holdings pursuant to the Mt. Franklin Holdings, LLC Option and Bonus Plan or otherwise.

     3.17 "Parties" means the entities named in Part 2 hereof; and "Party" means either one of such Parties.

     3.18 "Reprop Merger" means that merger or acquisition of Reprop Corporation, a Delaware corporation, into or by Elamex USA pursuant to that certain Plan and Agreement of Merger or other acquisition agreement dated on or as of June 28, 2002, between Elamex USA and Reprop Corporation or Accel.

4.   RECITALS:

     4.1 Mt. Franklin Holdings is a holding company whose only activity is the ownership of 100% of Franklin Connections and its partners. Franklin Connections operates a retail nut and foodservice nut packaging and marketing company whose operations are


Azar Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")                  June 28, 2002
          located in El Paso, Texas, and a general line candy manufacturing facility in Juarez, Mexico. The nut business operates under the trade name "Azar Nuts" while the candy sector generally operates under the "Sunrise" trade name. In addition to the nut and candy operations, Franklin Connections has a small operation in El Paso involved in providing contract warehousing and distribution to other food companies.

     4.2 Mt. Franklin Holdings is presently owned 34.262% by Azar and 65.738% by Franklin Food Products. Franklin Food Products is presently owned 50.1% by Reprop Corporation and 49.9% by Kids Holding Corp. Reprop Corporation is a wholly-owned subsidiary of Accel.

     4.3 Franklin Inmobiliarios owns the candy manufacturing building located in Juarez, Mexico. The process equipment and leasehold improvements for this building are owned by Franklin Connections. Franklin Inmobiliarios is owned 50% by Corporacion Chihuahua, a Mexican corporation that is an affiliate of Accel and Elamex USA-including one share owned by Eloy S. Vallina, and 50% by Naiv, S.A. de C.V., a Mexican corporation.

     4.4 Elamex USA desires to acquire all of the ownership of Mt. Franklin Holdings and thereby all of the ownership of Franklin Connections and its two partners. The acquisition of all of the ownership of Mt. Franklin Holdings will be accomplished pursuant to this Agreement, the Reprop Merger, and the Kids Holding Agreement.

     4.5 Elamex USA also desires to acquire all of the ownership of Franklin Inmobiliarios. The acquisition of all of the ownership of Franklin Inmobiliarios will be accomplished pursuant to the Franklin Inmobiliarios Agreements.

     4.6 Azar desires to sell all of Azar's Interests in Mt. Franklin Holdings to Elamex USA pursuant to the terms and provisions of this Agreement, including the condition by Elamex USA that the Reprop Merger, the Kids Holding Agreement, and the Franklin Inmobiliarios Agreements must all close pursuant to their terms or as otherwise agreed by Elamex USA.

     4.7 The Parties have agreed that the Escrowed Shares, representing a portion of the consideration for the purchase of Azar's Interests in Mt. Franklin Holdings, shall be made subject to the terms and provisions set forth in the Escrow Agreement.

5. AGREEMENTS: NOW, THEREFORE, in consideration of the mutual agreements, representations, warranties, covenants, and provisions contained in this Agreement, together with other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby adopt the definitions set forth in Parts 2 and 3 hereof, acknowledge that the recitals in Part 4 are substantially correct, and further agree as follows:


Azar Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")                  June 28, 2002

     5.1 Sale and Purchase of Azar's Interests in Mt. Franklin Holdings. Subject to the other provisions hereof, Azar hereby sells to Elamex USA, and Elamex USA hereby purchases from Azar, all of Azar's Interests in Mt. Franklin Holdings. Such sale and purchase shall be effective for accounting and tax purposes as of the Effective Date and Time.

     5.2 Purchase Price; Payment of the Purchase Price. The purchase price (the "Purchase Price") for all of Azar's Interests in Mt. Franklin Holdings shall be One Million One Hundred Forty-five Thousand Forty US Dollars and No Cents ($1,145,040.00) - herein referred to as the "Cash Portion of the Purchase Price" - plus One Hundred Ninety Thousand Eight Hundred Thirty-nine (190,839) restricted shares of the common stock of Elamex, S.A. de C.V., a Mexican corporation that owns 100% of Elamex USA -herein referred to as the "Elamex Restricted Shares Portion of the Purchase Price."

          The Cash Portion of the Purchase Price shall be paid by the delivery to Azar at Closing of cash in the amount of One Million One Hundred Forty-five Thousand Forty US Dollars and No Cents ($1,145,040.00) by wire transfer in immediately available funds to the account designated by Azar.

          The Elamex Restricted Shares Portion of the Purchase Price shall be paid as follows:

          (a) Shares Not Subject to Escrow. By the delivery to Azar at Closing of one certificate in the name of Azar representing Ninety-five Thousand Four Hundred Twenty (95,420) restricted shares of the common stock of Elamex, S.A. de C.V.; and

          (b) Escrowed Shares. By the delivery to Escrow Agent (subject to the Escrow Agreement) at Closing of one certificate in the name of Azar representing Ninety-five Thousand Four Hundred Nineteen (95,419) restricted shares of the common stock of Elamex, S.A. de C.V.

     5.3 Permitted Transfer of the Elamex Restricted Shares Portion of the Purchase Price from Azar to the Azar Shareholders. Subject to the other terms and provisions of this Agreement, Azar shall be permitted to transfer after Closing the Elamex Restricted Shares Portion of the Purchase Price into the record names of the respective Azar Shareholders as follows:

          (a) Shares Not Subject to Escrow. Azar may cause the transfer of the Ninety-five Thousand Four Hundred Twenty (95,420) restricted shares of the common stock of Elamex, S.A. de C.V., that are not Escrowed Shares pursuant to subsection 5.2(a) of this Agreement into the record names of the respective Azar Shareholders after Closing and such restricted shares may be delivered to such respective


Azar Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")                  June 28, 2002

               Azar Shareholders as their interests may appear - provided, however, that each certificate representing such restricted shares shall bear a restrictive legend that states that the shares may not be further transferred without compliance with applicable state and federal securities laws or exemptions therefrom and that the resale of such restricted shares is subject to a right of first refusal held by Elamex USA; and

          (b) Escrowed Shares. Azar may cause the Escrow Agent to transfer the Ninety-five Thousand Four Hundred Nineteen (95,419) restricted shares of the common stock of Elamex, S.A. de C.V., that are Escrowed Shares pursuant to subsection 5.2(b) of this Agreement into the record names of the respective Azar Shareholders as their interests may appear after Closing so long as such transferred shares are delivered to the Escrow Agent together with a blank power signed by each Azar Shareholder relating to the certificate representing such Azar Shareholder's shares held by the Escrow Agent - provided, however, that each certificate representing such restricted shares shall bear a restrictive legend that states that the shares may not be further transferred without compliance with applicable state and federal securities laws or exemptions therefrom and that the resale of such restricted shares is subject to a right of first refusal held by Elamex USA.

     5.4  Mt. Franklin Options; Elamex Options.

          (a) Agreement Regarding Management Options - Pre-2000. Azar agrees as a condition to Closing to forfeit, cancel, and terminate the 70,730 Mt. Franklin Options listed under the heading "Management Options - Pre-2002" in attached Exhibit B.

          (b) Agreement Regarding Non-management Options - Pre-2000. Azar agrees as a condition to Closing to forfeit, cancel, and terminate the 32,600 Mt. Franklin Options listed under the heading "Non-management Options - Pre-2002" in attached Exhibit B.

          (c) Agreement Regarding Mt. Franklin Time Options @ $12.87 in Names of Azar Shareholders. Elamex USA requires as a condition to Closing that Azar Shareholders Thomas J. Benson, Richard D. Condie, Richard Bookout, and Robert Clements each respectively agree that those Mt. Franklin Options listed in their respective names under the heading "Mt. Franklin Time Options @ $12.87" in attached Exhibit B shall be deemed cancelled and terminated effective the Closing.

          (d) Agreement Regarding Mt. Franklin Performance Options @ $12.87 in Names of Azar Shareholders. Elamex USA requires as a condition to Closing

Azar Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")                  June 28, 2002
               that Azar Shareholders Thomas J. Benson, Richard D. Condie, Richard Bookout, and Robert Clements each respectively agree that those Mt. Franklin Options listed in their respective names under the heading "Mt. Franklin Performance Options @ $12.87" in attached Exhibit B shall be cancelled and terminated effective the Closing.

     5.5 Rights of First Refusal to Acquire Shares of Elamex, S.A. de C.V. Elamex USA requires a condition to Closing that each of the shares of common stock of Elamex, S.A. de C.V., transferred to the Azar Shareholders pursuant to section 5.3 of this Agreement shall be subject to a one year right of first refusal (which shall be reflected on the restrictive legend on each certificate representing such shares) for Elamex USA or its assign to acquire such shares on the same price per share and terms as any bona fide third-party offer.

     5.6 Agreement to Keep Non-public Information Confidential. Azar expressly agrees to keep confidential all non-public information concerning Elamex, S.A. de C.V., and its subsidiaries (including Elamex USA), and to not personally use such information in connection with the purchase or sale of any shares of Elamex, S.A. de C.V., or any other public company.

     5.7 Representations and Warranties of Elamex USA. Elamex USA represents and warrants to Azar that the following statements contained in this section 5.7 are true, correct, and complete as of the date of this Agreement and will be true, correct, and complete as of the date of
          Closing:

          (a) Organization of Elamex USA. Elamex USA is a corporation, duly organized, validly existing, and in good standing under the laws of the state of Delaware. Elamex, S.A. de C.V., is a corporation, duly organized, validly existing, and in good standing under the laws of Mexico.

          (b) Authorization of Transaction; Restricted Shares of Elamex, S.A. de C.V. Elamex USA has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All corporate action on the part of Elamex USA that would be necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including without limitation the approval of Elamex USA's board of directors, has been duly taken. This Agreement constitutes the valid and legally binding obligation of Elamex USA, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.


Azar Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")                  June 28, 2002

               Elamex USA shall purchase for cash from Elamex, S.A. de C.V., all of the shares of common stock of Elamex, S. A. de C.V., to be delivered by Elamex USA at Closing pursuant to section 5.2 hereof, and at Closing all such shares shall be duly authorized, validly issued, nonassessable, free of all liens or other encumbrances, and restricted as herein set forth. Elamex USA agrees that forthwith after Closing a minimum of $7.5 million of new equity capital shall be contributed to Mt. Franklin Holdings or its subsidiaries by Elamex, S.A. de C.V., or its subsidiaries.

          (c) Noncontravention. Neither the execution and the delivery of this Agreement nor the performance of the obligations hereunder will violate any provision of any agreement to which Elamex USA is a party.

          (d) No Pending or Threatened Litigation or Claims. There is no pending or threatened litigation or claim against Elamex USA.

          (e) Access to Information. Elamex USA has had access to all documents, records, books and other information pertaining to Mt. Franklin Holdings and Azar's Interests in Mt. Franklin Holdings to be acquired pursuant to this Agreement that it has desired to review, and there are no additional materials or documents that have been sought by Elamex USA that have not been available to Elamex USA. Elamex USA has had an opportunity to ask questions of and receive answers from Azar's representatives about Mt. Franklin Holdings and Azar's Interests in Mt. Franklin Holdings to be acquired pursuant to this Agreement, and any decision not to ask questions of Azar's representatives was a conscious decision on Elamex USA's part and reflects its belief that no additional information is necessary in order to make an informed decision about consummating the transactions contemplated by this Agreement.

          (f) No Representations. Except for the representations and warranties expressly set forth in this Agreement, Elamex USA has not and will not rely on any representation by Azar or any of the Azar Shareholders regarding Mt. Franklin Holdings, its financial condition or operations, or the Azar's Interests in Mt. Franklin Holdings to be acquired under this Agreement.

     5.8 Representations and Warranties of Azar. Azar represents and warrants to Elamex USA that the statements contained in this section 5.8 are true, correct, and complete as of the date of this Agreement and will be true, correct, and complete as of the date of Closing:

          (a) Organization of Azar. Azar is corporation, duly organized, validly existing, and in good standing under the laws of the state of Delaware.


Azar Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")                  June 28, 2002

          (b) Authorization of Transaction. Azar has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Azar, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.

          (c) No Lien or Other Encumbrance Relating to Azar's Interests in Mt. Franklin Holdings. There is no lien or other encumbrance relating to Azar's Interests in Mt. Franklin Holdings as of the date of this Agreement, nor will there be any lien or other encumbrance relating to Azar's Interests in Mt. Franklin Holdings as of Closing.

          (d) Noncontravention. Neither the execution and the delivery of this Agreement nor the performance of the obligations hereunder will violate any provision of any agreement to which Azar is a party.

          (e) No Pending or Threatened Litigation or Claims. There is no pending or threatened litigation or claim against Azar.

          (f) Mt. Franklin Options. The only issued and outstanding options to purchase ownership units in Mt. Franklin Holdings held by Azar are the Mt. Franklin Options listed in attached Exhibit B that were issued by Mt. Franklin Holdings.

          (g) Information About Elamex, S.A. de C.V. Azar hereby acknowledges that it has had an opportunity to review all pertinent facts concerning an investment in the shares of Elamex, S.A. de C.V., and to ask questions of and receive answers from Elamex USA or Elamex, S.A. de C.V., concerning the terms and conditions of this Agreement, the financial status and operations of Elamex, S.A. de C.V., and to obtain any additional information it considered necessary to verify the accuracy of any information publicly available or provided to it by Elamex USA or Elamex, S.A. de C.V.

          (h) Investment. To the extent Azar acquires restricted shares of Elamex, S.A. de C.V., pursuant to this Agreement, Azar will acquire all such shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof, except for the permitted transfer to the Azar Shareholders pursuant to section 5.3 hereof. Azar understands that the restricted shares of Elamex, S.A. de C.V., have not been registered under the Securities Act of 1933, as amended (the "`33 Act"), by reason of an exemption from the registration provisions of the `33 Act which depends upon, among other things, the bona fide nature of its investment intent as expressed herein. Azar Agreement between


Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")                  June 28, 2002

          (i) Manner of Offering. At no time was Azar or any Azar Shareholder presented with or solicited by or through any leaflet, public promotional meeting, television advertisement, or any other form of general solicitation or advertising.

          (j) Restricted Shares; Not Registered with SEC or Any State. Azar understands that the shares of Elamex, S.A. de C.V., have not been registered under the `33 Act, or the securities laws of any state, in reliance upon exemptions from registration thereunder, and it understands and agrees that the shares of Elamex, S.A. de C.V., may not be sold, offered for sale, transferred, pledged, hypothecated, or otherwise disposed of except in compliance with the `33 Act and any applicable state securities laws. Azar has been advised that Elamex, S.A. de C.V., has no obligation and does not intend to cause the shares of Elamex, S.A. de C.V., to be registered under the `33 Act (or the securities laws of any state). Azar understands that it may not be possible to liquidate an investment in the shares of Elamex, S.A. de C.V., on an emergency basis. Azar understands the legal consequences of the foregoing to mean that it must bear the economic risk of its investment in the shares of Elamex, S.A. de C.V., for an indefinite period of time. Azar is aware (i) of the limitations and applicability of SEC Rule 144, (ii) that Elamex, S.A. de C.V., may intervene in the event of attempts to improperly transfer any such shares, and (iii) that a restrictive legend will be placed on certificate representing such shares.

          (k) Disclosure of Information Concerning Mt. Franklin Holdings. Azar has provided Elamex USA with all information requested by Elamex USA regarding Azar's Interests in Mt. Franklin Holdings as well as the assets and operations of Mr. Franklin Holdings. All such information provided by Azar has been true and accurate to the best knowledge and belief of Azar.

     5.9 Conditions Precedent to Closing. The following conditions must be met by the Parties at Closing.

          (a) Conditions Precedent to the Obligations of Elamex USA. The obligations of Elamex USA to consummate the transactions to be performed by it in connection with the Closing of this Agreement are subject to satisfaction of the following conditions or waiver thereof by Elamex USA:

               (1) Azar shall have signed and delivered an assignment of all of Azar's Interests in Mt. Franklin Holdings in form and substance satisfactory to Elamex USA; and

               (2) All steps necessary to cause the permitted transfers after Closing of the Elamex Restricted Shares Portion of the Purchase Price from Azar to the


Azar Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")                  June 28, 2002

                    Azar Shareholders pursuant to section 5.3 of this Agreement shall have been made in compliance with applicable state and federal securities laws, or exemptions therefrom, and subject to a one year right of first refusal (which shall be reflected on the restrictive legend on each certificate representing such shares) for Elamex USA or its assign to acquire such shares on the same price per share and terms, to the reasonable satisfaction of Elamex, S.A. de C.V., and its counsel; and

               (3) The Kids Holdings Agreement shall have closed to the satisfaction of Elamex USA; and

               (4) The Reprop Merger shall have closed to the satisfaction of Elamex USA; and

               (5) The Franklin Inmobiliarios Agreements shall have closed or the closing thereunder shall have been set to the satisfaction of Elamex USA; and

               (6) JPMorgan Chase Bank shall have provided a commitment letter to extend its $7,000,000 line of credit to Franklin Connections through April 15, 2003, on terms substantially unchanged; and

               (7) Azar shall have signed and delivered an agreement, in form and substance satisfactory to Elamex USA, providing for the forfeiture, cancellation, and termination of the 70,730 Mt. Franklin Options listed under the heading "Management Options - Pre-2000" in attached Exhibit B; and

               (8) Azar shall have signed and delivered an agreement, in form and substance satisfactory to Elamex USA, providing for the forfeiture, cancellation, and termination of the 32,600 Mt. Franklin Options listed under the heading "Non-management Options - Pre-2000" in attached Exhibit B; and

               (9) Azar Shareholders Thomas J. Benson, Richard D. Condie, Richard Bookout, and Robert Clements shall have signed and delivered a cancellation of option in form and substance satisfactory to Elamex USA cancelling and terminating those Mt. Franklin Options listed in their respective names under the heading "Mt. Franklin Time Options @ $12.87" in attached Exhibit B; and

               (10) Elamex USA shall have entered into an agreement in form and substance satisfactory to Elamex USA with Azar Shareholder Kurt Schultz regarding the Mt. Franklin Options listed in his name under the heading "Mt. Franklin Time Options @ $12.87" in attached Exhibit B; and


Azar Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")                  June 28, 2002

               (11) Elamex USA shall have entered into an agreement in form and substance satisfactory to Elamex USA with Jesus Alvarez-Morodo regarding the Mt. Franklin Option listed in his name under the heading "Mt. Franklin Time Options @ $12.87" in attached Exhibit B; and

               (12) Azar Shareholders Thomas J. Benson, Richard D. Condie,
                    Richard Bookout, and Robert Clements shall have signed and delivered a cancellation of option in form and substance satisfactory to Elamex USA cancelling and terminating those Mt. Franklin Options listed in their respective names under the heading "Mt. Franklin Performance Options @ $12.87" in attached Exhibit B.

          (b) Conditions Precedent to the Obligations of Azar. The obligations of Azar to consummate the transactions to be performed by it in connection with the Closing of this Agreement are subject to satisfaction of the following conditions or waiver thereof by
               Azar:

               (1) Elamex USA shall have paid the Cash Portion of the Purchase Price by the delivery to Azar of cash (or the wiring thereof into an account designated by Azar) in the amount of One Million One Hundred Forty-five Thousand Forty US Dollars and No Cents ($1,145,040.00), and

               (2) Elamex USA shall have paid the Elamex Restricted Shares Portion of the Purchase Price by:

                    (A) Shares Not Subject to Escrow. The delivery to Azar at Closing of one certificate in the name of Azar representing Ninety-five Thousand Four Hundred Twenty (95,420) restricted shares of the common stock of Elamex, S.A. de C.V.; and

                    (B) Escrowed Shares. The delivery to Escrow Agent (subject to the Escrow Agreement) at Closing of one certificate in the name of Azar representing Ninety-five Thousand Four Hundred Nineteen (95,419) restricted shares of the common stock of Elamex, S.A. de C.V.

     5.10 Miscellaneous:

          (a) Entire Agreement; Integration. This Agreement constitutes the entire agreement between and among the Parties pertaining to the subject matter hereof, and supersedes all written or oral, prior, or contemporaneous agreements, representations, warranties, or understandings of the Parties pertaining or with respect


Azar Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")                  June 28, 2002
               thereto. No covenant, representation, or condition not expressed herein shall affect or be deemed to interpret, change, or restrict the express provisions hereof.

          (b) Survival of Representations and Warranties. All representations, warranties, covenants, and agreements of the Parties contained in this Agreement shall survive the execution and delivery of this Agreement and shall not be deemed merged into any documents delivered at the time of such execution and delivery of this Agreement or the closing hereunder.

          (c) Binding Nature; No Assignments. The covenants and agreements contained herein shall bind and inure to the benefit of the Parties hereto, their respective heirs, executors, administrators, personal or legal representatives, successors, or permitted assigns; provided, however, that nothing in this subsection shall be deemed to permit the conveyance, transfer, assignment, or delegation, expressly, by operation of law, or otherwise, by any Party of any right or interest herein without the prior written consent of the other Party. Anything herein to the contrary notwithstanding, however, no permitted assignment or other disposition of all or any part of a Party's interests herein shall relieve such Party of its obligations hereunder.

          (d) Further Action. The Parties each agree to execute and deliver all documents, provide all information, and take or forebear from all such action as may be necessary and appropriate to achieve the purposes hereof.

          (e)  Time is of the Essence. Time is of the essence in this Agreement.

          (f) Amendments, Modifications, Approvals, and Consents. Any amendment, modification, alteration, or supplement hereto, or any approval or consent requested of any Party, shall be ineffective unless it is in writing and signed by the Party against whom enforcement is sought.

          (g) Parties in Interest; No Third-Party Beneficiaries. Except as specifically set forth herein, nothing in this Agreement is intended to confer any right or remedy under or by reason of this Agreement on any person other than the Parties to this Agreement and their respective heirs, executors, administrators, personal or legal representatives, successors, or permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any Party to this Agreement, nor shall any provision hereof give any third person any right of subrogation or action over or against any Party to this Agreement.


Azar Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")                  June 28, 2002

          (h) Notices. Any notice, consent, request, directive, demand, or other communication made hereunder, pursuant hereto, or in accordance herewith by any Party intended for any other Party shall be in writing and shall be physically delivered, sent by facsimile (fax) if a fax number is included for the other Party in part 2 hereof, or sent by registered or certified mail, properly addressed and return receipt requested with postage prepaid, to such other Party at the address set forth in Part 2 hereof, unless such other Party shall have previously designated a different address or fax number by due notice hereunder.

               Notices hereunder that are physically delivered shall be deemed effective and complete at the time of the delivery thereof with written evidence of such delivery. Notices hereunder that are given by facsimile (fax) shall be deemed effective and complete at the time such facsimile (fax) is successfully sent with printed or written evidence of such successful sending. Notices hereunder that are given by mail shall be deemed effective and complete as of the applicable delivery date set forth on the requested return receipt.

          (i) Costs and Expenses. Except as may be otherwise specifically set forth herein or as otherwise agreed to by the Parties, each Party shall bear its own costs and expenses (including attorneys and accountants fees and costs) in connection herewith and in connection with all things required to be done by such Party hereunder.

          (j) No Brokerage Commissions, Finders Fees, or Similar Costs. Each of the Parties hereby represents and warrants that there is no claim for brokerage commissions, finders fees, or similar costs or fees in connection with the transactions contemplated by this Agreement. Each of the Parties hereto will pay or discharge, and will indemnify, defend, and hold harmless the other Party from and against, any and all claims for any such brokerage commissions, finders fees, or similar costs or fees incurred by reason of any action taken by such indemnifying Party.

          (k) Attorneys Fees. If any legal action or other proceeding is brought or commenced by any Party to enforce any of the terms hereof because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions hereof, the successful or prevailing Party shall be entitled to receive as additional compensation hereunder or as additional damages under such action all necessary and reasonable attorneys fees, expenses, and costs, both before and after judgment, in addition to any other relief to which such Party may be entitled.

          (l) Governing Law. This Agreement shall be governed in all respects and construed according to the laws of the state of Texas applied to contracts made


Azar Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")                  June 28, 2002
               and to be fully performed entirely within the state of Texas between residents of the state of Texas without giving effect to any choice or conflict of law provision or rule (whether of the state of Texas any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Texas, unless any obligations hereunder shall be invalid or unenforceable under such laws, in which event the laws of the state whose laws can apply to and validate the obligations hereunder shall apply. This Agreement shall be deemed executed in El Paso, Texas.

          (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. Whenever used herein, the word "or" shall mean "and/or," unless the context clearly otherwise requires. Whenever used herein, the word "including" shall mean "including without limitation," and the word "include" shall mean "include without limitation."

          (n) Rights and Remedies. The rights and remedies of the Parties hereunder shall not be mutually exclusive, and the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions. Each of the Parties confirms that damages may be an inadequate remedy for a breach or threatened breach of any provision hereof. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, but nothing herein contained is intended to or shall limit or affect any rights at law or by statute or otherwise of any Party aggrieved as against the other Party for a breach or threatened breach of any provision hereof, it being the intention of this subsection 5.12(n) to make clear the agreement of the Parties that the respective rights and obligations of the Parties hereunder shall be enforceable in equity as well as at law or otherwise.

          (o) Arbitration. Anything herein to the contrary notwithstanding, any controversy or dispute arising out of or relating to this Agreement or its subject matter which the Parties are unable to resolve within thirty (30) days after written notice by one Party to the other Party of the existence of such controversy or dispute, may be submitted to binding arbitration by any Party. If so submitted to arbitration, the matter shall be finally settled by binding arbitration conducted in accordance with the then current rules and procedures of the American Arbitration Association. Such arbitration shall take place in El Paso, Texas. The decision by the arbitrator


Azar Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")                  June 28, 2002
               on any matter submitted to arbitration shall be binding and conclusive upon the Parties, their respective heirs, executors, administrators, personal or legal representatives, successors, or permitted assigns, as the case may be, and they shall comply with such decision in good faith. Each Party hereby submits itself to the jurisdiction of the state and federal courts within the state of Texas for the entry of judgment with respect to the decision of the arbitrator hereunder. Judgment upon the award may be entered in any state or federal court within the state of Texas or any other court having jurisdiction.

          (p) No Waiver. No failure by any Party to insist upon the strict performance of any covenant, duty, agreement, term, or condition hereof or to exercise any right or remedy upon a breach thereof shall constitute a waiver of any such breach or of such or any other covenant, duty, agreement, term, or condition, whether or not similar. Any Party by notice pursuant to the terms hereof may, but shall be under no obligation, waive any of its rights or any condition or conditions to its obligations hereunder, or any covenant, duty, agreement, term, or condition of any other Party. No waiver shall constitute a continuing waiver or affect or alter the remainder hereof, and each and every other covenant, duty, agreement, term, and condition hereof shall continue in full force and effect with respect to any other then existing or subsequently occurring breach.

          (q) Severability. In the event that any condition, covenant, term, or other provision contained herein is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder hereof and shall in no way affect any other condition, covenant, term, or provision contained herein. If such condition, covenant, term, or other provision shall be deemed invalid due to its scope and breadth, such provision shall be deemed valid to the extent of the scope or breadth permitted by law.

          (r) Covenant of Good Faith. Each Party agrees to act reasonably and in good faith in the performance of any acts required of such Party hereunder.

          (s) Force Majeure. No Party shall be responsible for delays or failure in performance resulting from acts beyond the reasonable control of such Party. Such acts shall include acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, governmental regulation imposed after the fact, fires, communication line failures, power failures, earthquakes, or other disasters.

          (t) Titles and Captions. All part, section, subsection, and other titles, headings, and captions herein are included for purposes of convenience only, and shall not be deemed a part hereof and shall in no way define, limit, extend, or describe the scope or intent of any of the provisions hereof.


Azar Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")                  June 28, 2002

          (u) Pronouns and Plurals. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa.

          (v) Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one Agreement binding on the executing Parties if each Party named in
               Part 2 hereof shall have executed at least one counterpart signature page of this Agreement notwithstanding that all of the Parties are not signatories of the same full copy of this Agreement or the same counterpart signature page of this Agreement.

IN WITNESS WHEREOF, each of the Parties hereto has executed this Agreement on or as of the date first set forth above.


"Elamex USA"                    ELAMEX USA, CORP.
                             A Delaware Corporation



                            By /s/ Richard P. Spencer
                            ----------------------
                               Richard P. Spencer
                                    President


"Azar"                          AZAR NUT COMPANY
                             A Delaware Corporation



                         By /s/ Byram E. Dickes
                            -------------------
                                 Byram E. Dickes
                              Chairman of the Board

Azar Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")      June 28, 2002

                      Exhibit A - Form of Escrow Agreement


Azar Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")                  June 28, 2002
                                                                       Exhibit A

                        Exhibit B - Mt. Franklin Options

Management Options - Pre-2000:

     Representing 70,730 Options held by Azar in Mt. Franklin Holdings that were exercisable only to the extent that the following "mirror options" held by the individuals named below in Azar were exercised:

     Thomas J. Benson .......................     17,520
     Richard D. Condie ......................     38,210
     Richard Bookout ........................      7,500
     Robert Clements ........................      7,500
                                              ----------
         Total ..............................     70,730
                                              ==========

Non-management Options - Pre-2000:

     Representing 32,600 Options held by Azar in Mt. Franklin Holdings that were exercisable only to the extent that the following "mirror options" held by the individuals named below in Azar were exercised:

     Estate of Edward S. Bottum .............      4,680
     Charles A. Brickman ....................      5,160
     Byram E. Dickes ........................     20,360
     F. Samuel Smith ........................      1,200
     Albertus W. van den Broek ..............      1,200
                                              ----------
         Total ..............................     32,600
                                              ==========

Mt. Franklin Time Options @ $12.87:

     Thomas J. Benson                             18,000
     Richard D. Condie                            32,000
     Richard Bookout                              12,000
     Robert Clements                              12,000
     Kurt Schultz                                  3,000
     Jesus Alvarez-Morodo                         50,000
                                              ----------
         Total                                   127,000
                                              ==========


Mt. Franklin Performance Options @ $12.87:

     Thomas J. Benson .......................     25,000
     Richard D. Condie ......................     43,000
     Michael D. Empson ......................      1,000
     Richard Bookout ........................     18,000
     Robert Clements ........................     18,000
     Gary J. Stewart ........................      5,000
     Kurt Schultz ...........................      1,800
     John Gomila ............................      3,000
     Linda Kern .............................      8,000
     Charlie Mayer ..........................      1,000
     Steve Norman ...........................      2,000
     Mel Warnecke ...........................        500
     Santiago Echeverry .....................      4,000
     Mary Shanks ............................      2,000
     Luis Acosta ............................      2,000
     Grant Basset ...........................      2,000
     David Stewart ..........................      2,000
     Cynthia Lackey .........................      1,000
     Jeff Harris ............................      1,000
     Ron Katula .............................        200
     Sam Maki ...............................      2,000
     Gary Wilhite ...........................      1,500
     Alex Chimens ...........................      1,500
     Larry Lamarre ..........................      1,500
     Jim Scott ..............................      1,500
                                              ----------
         Total ..............................    148,500
                                              ==========


Azar Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")                  June 28, 2002
                                                                       Exhibit B

                             ESCROW AGREEMENT-AZAR

                                Between and Among


                                ELAMEX USA, INC.
                     A Delaware Corporation and Wholly-owned
                       Subsidiary of Elamex, S.A. de C.V.
                                  "Elamex USA"


                                AZAR NUT COMPANY
                             A Delaware Corporation
                                     "Azar"


                                       and


                              KREGE B. CHRISTENSEN
                                 Attorney at Law
                                 "Escrow Agent"


                                  June 28, 2002

                                    Contents

                                                                            Page
                                                                            ----

1.    Date ................................................................... 1

2.    Parties ................................................................ 1
      2.1   Elamex USA, Corp. ................................................ 1
      2.2   Azar Nut Company ................................................. 1
      2.3   Krege B. Christensen ............................................. 1

3.    Defined Terms .......................................................... 1
      3.1   "Agreement" ...................................................... 1
      3.2   "Azar Agreement" ................................................. 1
      3.3   "Azar Shareholders" .............................................. 2
      3.4   "Escrowed Shares" ................................................ 2
      3.5   "Parties" ........................................................ 2

4.    Recitals ............................................................... 3

5.    Agreements ............................................................. 3
      5.1   Deposit of Escrow Items .......................................... 3
            (a)   Escrowed Shares ............................................ 3
            (b)   Transfer of Escrowed Shares Into Record Names of Azar
                  Shareholders ............................................... 3
      5.2   Terms of Escrow .................................................. 4
            (a)   Holding of Escrowed Shares by Escrow Agent ................. 4
            (b)   Delivery of Escrowed Shares by Escrow Agent ................ 4
                  (1)   Additional Defined Terms ............................. 4
                        (A)   "Franklin Audited Net Income (Loss) for 2002" .. 4
                        (B)   "Franklin Audited Net Income for 2003" ......... 5
                        (C)   "Franklin Base Net Loss for 2002" .............. 5
                        (D)   "Franklin Gross Loss for 2002" ................. 5
                        (E)   "Franklin Claw-Back Loss" ...................... 5
                  (2)   Determination of Franklin Audited Net Income (Loss)
                        for 2002 ............................................. 6
                  (3)   Delivery of Escrowed Shares IF Franklin Audited Net
                        Income (Loss) for 2002 is ($1,220,000) or Less ....... 6
                  (4) Delivery of Escrowed Shares IF Franklin Audited Net Income (Loss) for 2002 is Greater Than ($1,220,000) .. 6
                        (A)   Determination of Franklin Audited Net Income
                              for 2003 ....................................... 7
                        (B)   Determination of Franklin Claw-Back Loss ....... 7
                        (C)   IF Franklin Claw-Back Loss is ($3,341,976.53)
                              or Greater ..................................... 7
                        (D)   IF Franklin Claw-Back Loss is Greater than
                              $0.00 But Less Than ($3,341,976.53) ............ 7


Escrow Agreement-Azar between and among
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")
Krege B. Christensen, Attorney at Law ("Escrow Agent") June 28, 2002
                                                           Contents Page i of ii

            (c)   Right of Azar Shareholders to Purchase Escrowed Shares ..... 9
            (d)   Additional Understandings Between Elamex USA and Azar ...... 9
      5.3   Duties and Obligations of Escrow Agent .......................... 10
            (a)   Specifically Provided Duties and Obligations .............. 10
            (b)   Advice of Counsel                                           10
            (c)   Not Bound by Other Agreements; Amendment to this
                  Agreement ................................................. 10
            (d)   Uncertain or Conflicting Demands .......................... 11
            (e)   Reliance Upon Written Documents ........................... 11
            (f)   No Required Legal Proceedings ............................. 11
            (g)   Resignation of Escrow Agent ............................... 11
            (h)   No Fiduciary Duty by Escrow Agent to Elamex USA or Azar ... 12
            (i)   Dissolution of Azar ....................................... 12
      5.4   Escrow Agent Compensation and Expenses .......................... 12
      5.5   Indemnification ................................................. 12
      5.6   Miscellaneous ................................................... 12
            (a)   Entire Agreement; Integration ............................. 12
            (b)   Survival of Representations and Warranties ................ 13
            (c)   Binding Nature; No Assignments ............................ 13
            (d)   Further Action ............................................ 13
            (e)   Time is of the Essence .................................... 13
            (f)   Amendments, Modifications, Approvals, and Consents ........ 13
            (g)   Parties in Interest; No Third-Party Beneficiaries ......... 13
            (h)   Notices ................................................... 13
            (i)   Costs and Expenses ........................................ 14
            (j)   No Brokerage Commissions, Finders Fees, or Similar Costs .. 14
            (k)   Attorneys Fees ............................................ 14
            (l)   Governing Law ............................................. 14
            (m)   Construction .............................................. 15
            (n)   Rights and Remedies ....................................... 15
            (o)   Arbitration ............................................... 15
            (p)   No Waiver ................................................. 16
            (q)   Severability .............................................. 16
            (r)   Covenant of Good Faith .................................... 16
            (s)   Force Majeure ............................................. 16
            (t)   Titles and Captions ....................................... 16
            (u)   Pronouns and Plurals ...................................... 17
            (v)   Counterparts .............................................. 17


Escrow Agreement-Azar between and among
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")
Krege B. Christensen, Attorney at Law ("Escrow Agent") June 28, 2002
                                                          Contents Page ii of ii

                              ESCROW AGREEMENT-AZAR

1.   DATE: June 28, 2002

2.   PARTIES:

     2.1 Elamex USA, Corp., a Delaware corporation and wholly-owned subsidiary of Elamex, S.A. de C.V., having a mailing address of Attention:
          Richard P. Spencer, Elamex Third Floor, 4171 N. Mesa, Building D, El Paso, Texas 79902, and a facsimile (fax) number of (915) 351-3895 (herein "Elamex USA").

     2.2  Azar Nut Company, a Delaware corporation, having a mailing address of
          Attention: Byram E. Dickes, c/o Franklin Connections, 1800 Northwestern Drive, El Paso, Texas 79912, and a facsimile (fax) number of (915) 877-1198 (herein "Azar").

     2.3 Krege B. Christensen, Attorney at Law, having a mailing address of 2355 South 1100 West, Woods Cross, Utah 84087, and a facsimile (fax) number of (801) 295-5288 (herein "Escrow Agent").

3. DEFINED TERMS: The terms defined in this Part 3 shall have the meanings herein specified for all purposes of this Agreement, unless the context clearly otherwise requires:

     3.1 "Agreement" or "Escrow Agreement-Azar" means this Escrow Agreement-Azar together with and including any and all attachments, appendices, or exhibits referred to herein and any and all modifications, alterations, amendments, and supplements hereto--all of which shall be deemed for all purposes of this Agreement to have been incorporated in this Agreement by this reference as if separately spelled out in this Agreement. The words "hereby," "herein," "hereof," "hereto," "hereunder," and "herewith" when used in this Agreement shall refer to and mean a reference to this entire Agreement unless restricted to a reference in context to a particular portion of this Agreement.

     3.2 "Azar Agreement" means that certain agreement between Elamex USA and Azar dated on or as of June 28, 2002. Capitalized terms that are used and not defined in this Agreement but that are defined in the Azar Agreement shall have the meanings set forth in the Azar Agreement.


Escrow Agreement-Azar between and among
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")
Krege B. Christensen, Attorney at Law ("Escrow Agent")             June 28, 2002

     3.3  "Azar Shareholders" means the following shareholders of Azar:

                                                                Beneficial
                                                     Azar      Ownership of
                                                    Shares       Escrowed
Name of Azar Shareholder                             Owned        Shares
------------------------                            -------    ------------

Estate of Edward S. Bottum                           31,355        7,839
Charles A. Brickman                                  20,115        5,029
Byram E. Dickes                                      12,423        3,106
Suzanne H. Dickes                                   129,973       32,493
Joseph W. Hasler                                     20,000        5,000
C. Bruce McLagan                                     21,050        5,262
John W. Puth                                          6,258        1,564
Donald B. Shackelford                                10,068        2,517
F. Samuel Smith                                      21,513        5,378
Januarius P. Stalenhoef                              10,000        2,500
Albertus W. van den Broek                            13,617        3,404
Kurt Schultz                                          3,885          971
Thomas J. Benson                                     18,320        4,580
Richard D. Condie                                    32,804        8,201
Michael D. Empson                                       794          199
Richard Bookout                                      12,939        3,235
Robert Clements                                      10,000        2,500
Gary J. Stewart                                         349           87
John Gomila                                           2,331          583
Linda Kern                                            3,885          971
                                                    -------       ------
          Totals                                    381,679       95,419
                                                    =======       ======

     3.4 "Escrowed Shares" means those 95,419 restricted shares of common stock of Elamex, S.A. de C.V., delivered to Escrow Agent and subject to this Agreement pursuant to subsections 5.2(b) and 5.3(b) of the Azar Agreement, together with and including any related stock powers and any stock dividends or other distributions relating thereto.

     3.5 "Parties" means the entities or individuals named in Part 2 hereof; and "Party" means any one of such Parties.


Escrow Agreement-Azar between and among
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")
Krege B. Christensen, Attorney at Law ("Escrow Agent")             June 28, 2002

4.   RECITALS:

     4.1 Elamex USA and Azar have entered into the Azar Agreement for the purpose of Elamex USA acquiring all of Azar's Interests in Mt. Franklin Holdings.

     4.2 Elamex USA and Azar have agreed in the Azar Agreement that the Escrowed Shares (representing approximately 25% of the Purchase Price of all of Azar's Interests in Mt. Franklin Holdings) shall be made subject to the terms and provisions of this Agreement.

     4.3 Elamex USA and Azar desire to provide herein a mechanism for the holdback of the Escrowed Shares and for the delivery of all or part of the Escrowed Shares to the Azar Shareholders or for the delivery of all or part of the Escrowed Shares back to Elamex USA conditioned upon the events described herein.

     4.4 Escrow Agent is willing to act as Escrow Agent with respect to the receipt, holding, and delivery of the Escrowed Shares, all in accordance with the terms, provisions, and conditions of this Agreement.

5. AGREEMENTS: NOW, THEREFORE, in consideration of the mutual agreements, covenants, and provisions contained in this Agreement, together with other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby adopt the definitions set forth in Parts 2 and 3 hereof, acknowledge that the recitals in Part 4 are substantially correct, and further agree as follows:

     5.1  Deposit of Escrow Items.

          (a) Escrowed Shares. Concurrently with the execution hereof and pursuant to subsections 5.2(b) and 5.9(b)(2)(B) of the Azar Agreement, Elamex USA and Azar shall deliver and deposit with Escrow Agent the Escrowed Shares (i.e., one certificate in the name of Azar representing Ninety-five Thousand Four Hundred Nineteen (95,419) restricted shares of the common stock of Elamex, S.A. de C.V., together with a duly executed stock power relating thereto).

          (b) Transfer of Escrowed Shares Into Record Names of Azar Shareholders. Concurrently with the execution hereof and pursuant to subsections 5.3(b) and 5.9(a)(2) of the Azar Agreement, Azar shall deliver and deposit with Escrow Agent separate stock powers duly executed by each of the Azar Shareholders listing the respective numbers of shares of the common stock of Elamex, S.A. de C.V., beneficially owned by each such Azar Shareholders as set forth in subsection 3.3 hereof. Azar by executing this Agreement does hereby direct and


Escrow Agreement-Azar between and among
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")
Krege B. Christensen, Attorney at Law ("Escrow Agent")             June 28, 2002
               authorize Escrow Agent, upon receipt of such stock powers, to cause the record ownership of the Escrowed Shares to be changed from Azar into the respective names of the Azar Shareholders and in the respective amounts set forth in subsection 3.3 hereof; and, further, Azar authorizes and directs Escrow Agent to physically attach the respective separate stock powers duly executed by each of the Azar Shareholders to the applicable new certificates representing the Escrowed Shares in the record names of the respective Azar Shareholders and to write in the applicable certificate numbers on such respective separate stock powers. Anything herein to the contrary notwithstanding, such new certificates representing the Ninety-five Thousand Four Hundred Nineteen (95,419) restricted shares of the common stock of Elamex, S.A. de C.V., together with the duly executed stock powers relating thereto, shall thereupon be deemed to be included within the definition of "Escrowed Shares" for all purposes hereof. Upon the request of Escrow Agent, Azar agrees to execute any document necessary to effect the transfer of the Escrowed Shares into the respective names of the Azar Shareholders.

     5.2  Terms of Escrow.

          (a) Holding of Escrowed Shares by Escrow Agent. Escrow Agent shall hold the Escrowed Shares in escrow until the Escrowed Shares are delivered out of escrow pursuant to this section 5.2 or as otherwise set forth in the Agreement.

          (b)  Delivery of Escrowed Shares by Escrow Agent.

               (1) Additional Defined Terms. The terms defined in this subsection 5.2(b)(1) shall have the meanings herein specified for all purposes of this Agreement, unless the context clearly otherwise requires:

                    (A) "Franklin Audited Net Income (Loss) for 2002" means the audited net income (loss) before taxes of Mt. Franklin Holdings and its subsidiaries for calendar year 2002 calculated using generally accepted accounting principles consistently applied and consistent with accounting principles used in the audited financial statements of Mt. Franklin Holdings and its subsidiaries for the year ended December 31, 2001; provided, however, that there shall be appropriate adjustments in arriving at the Franklin Audited Net Income (Loss) for 2002 to eliminate the incremental effects of any asset write-ups, depreciation thereon, liability accruals, or similar items that are the result of the transactions contemplated by this Agreement and the Kids Holding Agreement, the Reprop Merger, and the Franklin Inmobiliarios Agreements.


Escrow Agreement-Azar between and among
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")
Krege B. Christensen, Attorney at Law ("Escrow Agent")             June 28, 2002

                    (B) "Franklin Audited Net Income for 2003" means the audited net income before taxes of Mt. Franklin Holdings and its subsidiaries for calendar year 2003 calculated using generally accepted accounting principles consistently applied and consistent with accounting principles used in the audited financial statements of Mt. Franklin Holdings and its subsidiaries for the years ended December 31, 2001, and December 31, 2002; provided, however, that there shall be appropriate adjustments in arriving at the Franklin Audited Net Income for 2003 to eliminate the incremental effects of any asset write-up, depreciation thereon, liability accruals, and similar items that are the result of the transactions contemplated by this Agreement and the Kids Holding Agreement, the Reprop Merger, and the Franklin Inmobiliarios Agreements; and provided further, however, that if the audited net income (loss) before taxes of Mt. Franklin Holdings and its subsidiaries for calendar year 2003 shall be a net loss, then and in such event the Franklin Audited Net Income for 2003 shall be deemed to be zero ($0.00) for all purposes of this Agreement.

                    (C) "Franklin Base Net Loss for 2002" means the positive amount of one million two hundred twenty thousand dollars ($1,220,000).

                    (D) "Franklin Gross Loss for 2002" means the sum of the Franklin Audited Net Income (Loss) for 2002 plus the Franklin Base Net Loss for 2002.

                         By way of example only: if the Franklin Audited Net Income (Loss) for 2002 were a net (loss) of ($1,970,000), then the Franklin Gross Loss for 2002 would be ($750,000) - i.e., ($1,970,000) plus
                          $1,220,000.

                         By way of example only: if the Franklin Audited Net Income (Loss) for 2002 were a net (loss) of ($5,000,000), then the Franklin Gross Loss for 2002 would be ($3,780,000) - i.e., ($5,000,000) plus
                         $1,220,000.

                    (E) "Franklin Claw-Back Loss" means the sum of the Franklin Gross Loss for 2002 plus the Franklin Audited Net Income for 2003.

                         By way of example only and using the same numbers as used in the first example in subsection 5.2(b)(1)(D) above: if the Franklin Gross Loss for 2002 were ($750,000) and the Franklin Audited Net Income for 2003 were a net income of $3,000,000, then the Franklin Claw-


Escrow Agreement-Azar between and among
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")
Krege B. Christensen, Attorney at Law ("Escrow Agent")             June 28, 2002

                         Back Loss would be $2,250,000 - i.e., the ($750,000)
                         plus $3,000,000. In this example the Franklin Claw-Back Loss is a positive number and the effect is that the Franklin Claw-Back Loss is zero.

                         By way of example only and using the same numbers as used in the second example in subsection 5.2(b)(1)(D) above: if the Franklin Gross Loss for 2002 were ($3,780,000) and the Franklin Audited Net Income for 2003 were a net income of $3,000,000, then the Franklin Claw-Back Loss would be ($780,000) - i.e., the ($3,780,000) plus $3,000,000.

               (2) Determination of Franklin Audited Net Income (Loss) for 2002. Notice of the Franklin Audited Net Income (Loss) for 2002 shall be given Escrow Agent by Elamex USA and Azar as soon as practicable, including a complete copy of such financial statements with the auditors report manually signed.

               (3)  Delivery of Escrowed Shares IF Franklin Audited Net Income
                    (Loss) for 2002 is ($1,220,000) or Less. If the Franklin Audited Net Income (Loss) for 2002 is ($1,220,000) or less - i.e., if it is not a loss of greater than such amount, then and in such event Escrow Agent shall forthwith deliver all certificates representing the Escrowed Shares out of escrow to the Azar Shareholders as their respective interests may appear. For the purposes hereof, Azar shall have the duty to give notice to Escrow Agent of the respective addresses of the Azar Shareholders. Anything herein to the contrary notwithstanding, upon such delivery of the certificates representing the Escrowed Shares to the Azar Shareholders pursuant to this subsection 5.2(b)(3), Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Escrowed Shares or this Agreement, Elamex USA shall promptly pay to Escrow Agent all monies which may be owed Escrow Agent for Escrow Agent's services and expenses hereunder, and this Agreement shall be deemed terminated and of no further force or effect, and subsection 5.2(b)(4) hereof shall not apply.

               (4)  Delivery of Escrowed Shares IF Franklin Audited Net Income
                    (Loss) for 2002 is Greater Than ($1,220,000). If the Franklin Audited Net Income (Loss) for 2002 is greater than ($1,220,000) - i.e., if it is a loss of greater than such amount), then and in such event Escrow Agent shall continue to hold the Escrowed Shares until a reasonable time after Escrow Agent has received notice in 2004 of the Franklin Audited Net Income for 2003.


Escrow Agreement-Azar between and among
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")
Krege B. Christensen, Attorney at Law ("Escrow Agent")             June 28, 2002

                    (A) Determination of Franklin Audited Net Income for 2003. Notice of the Franklin Audited Net Income for 2003 shall be given Escrow Agent by Elamex USA and Azar as soon as practicable, including a complete copy of such financial statements with the auditors report manually signed.

                    (B) Determination of Franklin Claw-Back Loss. As soon as practicable after the Franklin Audited Net Income for 2003 shall have been determined and notice thereof given to Escrow Agent, Elamex USA and Azar shall determine the Franklin Claw-Back Loss and shall give notice thereof to Escrow Agent.

                    (C) IF Franklin Claw-Back Loss is ($3,341,976.53) or Greater. If the Franklin Claw-Back Loss is ($3,341,976.53)(1) or greater and subject to right of the Azar Shareholders set forth in subsection 5.2(c), then and in such event Escrow Agent shall deliver all certificates representing the Escrowed Shares out of escrow to Elamex USA. Escrow Agent shall give notice to Azar and each of the Azar Shareholders of Escrow Agent's intent to deliver such certificates to Elamex USA, and each of the Azar Shareholders shall have twenty (20) days after such notice to exercise their respective right set forth in subsection 5.2(c) and pay for such respective Escrowed Shares. For the purposes hereof, Azar shall have the duty to give notice to Escrow Agent of the respective addresses of the Azar Shareholders. Anything herein to the contrary notwithstanding, upon such delivery of the certificates representing the Escrowed Shares to the Azar Shareholders pursuant to this subsection 5.2(b)(4)(C), Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Escrowed Shares or this Agreement, Elamex USA shall promptly pay to Escrow Agent all monies which may be owed Escrow Agent for Escrow Agent's services and expenses hereunder, and this Agreement shall be deemed terminated and of no further force or effect, and subsection 5.2(b)(4)(D) hereof shall not apply.

                    (D) IF Franklin Claw-Back Loss is Greater than $0.00 But Less Than ($3,341,976.53). If the Franklin Claw-Back Loss is greater than zero dollars but less than ($3,341,976.53) and subject to right of the Azar Shareholders set forth in subsection 5.2(c), then and in such event


----------
     (1)$3,341,976.53 times 50% times 34.262% equals $572,514. $572,514 divided by $6 equals 95,419.

Escrow Agreement-Azar between and among
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")
Krege B. Christensen, Attorney at Law ("Escrow Agent")             June 28, 2002

                         Escrow Agent shall deliver the Escrowed Shares out of escrow as follows:

                         (1) Escrowed Shares to Elamex USA. The number of Escrowed Shares that shall be delivered by Escrow Agent out of escrow to Elamex USA shall be determined by multiplying the Franklin Claw-Back Loss by 17.131%(2) and dividing the product thus derived by $6.00.

                              By way of example only: if the Franklin Claw-Back Loss were ($780,000), then the number of Escrowed Shares that Escrow Agent would deliver out of escrow to Elamex USA would be 22,270 Escrowed Shares - i.e., ($780,000) times 17.131% divided by $6.00.

                              Escrow Agent shall give notice to Azar and each of the Azar Shareholders of Escrow Agent's intent to deliver such certificates to Elamex USA, and each of the Azar Shareholders shall have twenty (20) days after such notice to exercise their respective right set forth in subsection 5.2(c) and pay for such respective Escrowed Shares. For the purposes hereof, Azar shall have the duty to give notice to Escrow Agent of the respective addresses of the Azar Shareholders.

                         (2)  Escrowed Shares to Azar Shareholders.
                              The remaining Escrowed Shares, after the delivery out of escrow to Elamex USA pursuant to subsection 5.2(b)(4)(D)(1), shall be delivered by Escrow Agent out of escrow to each of the Azar Shareholders in the same proportion as each such Azar Shareholder's beneficial ownership of Escrowed Shares set forth in section 3.3 compares to the total number of Escrowed Shares set forth therein.

                              By way of example only: if the number of Escrowed Shares otherwise delivered out of escrow to Elamex USA were 22,270, then the total number of Escrowed Shares to be delivered out of escrow to the Azar Shareholders would be 73,149 - i.e., 95,419 minus 22,270; and Joseph W. Hasler would be entitled to receive 3,833 of such total number of Escrowed Escrowed


----------
     (2)50% times 34.262% equals 17.131%.


Escrow Agreement-Azar between and among
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")
Krege B. Christensen, Attorney at Law ("Escrow Agent")             June 28, 2002

                              Shares to be delivered out of escrow to the Azar Shareholders -i.e., 5,000 divided by 95,419 times 73,149.

                         Anything herein to the contrary notwithstanding, upon such delivery of all of the Escrowed Shares to Elamex USA and the Azar Shareholders pursuant to this subsection 5.2(b)(4)(D), Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Escrowed Shares or this Agreement, Elamex USA shall promptly pay to Escrow Agent all monies which may be owed Escrow Agent for Escrow Agent's services and expenses hereunder, and this Agreement shall be deemed terminated and of no further force or effect.

          (c) Right of Azar Shareholders to Purchase Escrowed Shares. Anything to the contrary herein notwithstanding, if pursuant to the terms and provisions of this Agreement any Escrowed Shares would otherwise be delivered back to Elamex USA, then and in such event each Azar Shareholder shall have the right (which may be assigned to any other Azar Shareholder) to purchase the number of Escrowed Shares pertaining to such Azar Shareholder for the payment to Elamex USA of six dollars ($6.00) per share.

          (d) Additional Understandings Between Elamex USA and Azar. For purposes of determining net income (loss) before taxes of Mt. Franklin Holdings and its subsidiaries for any period described herein, the following shall apply:

               (1) The shelter agreement between Franklin Connections and Elamex, S.A. de C.V., or its subsidiary, will remain in effect under its current terms and conditions.

               (2) The Juarez candy building lease or guaranty between Franklin Connections and Confecciones de Juarez, S.A. de C.V., will remain in effect under no less favorable terms and conditions, except that it will be treated as a capital lease.

               (3) Except for direct expenses incurred on behalf of Mt. Franklin Holdings and its subsidiaries, Elamex, S.A. de C.V., and its subsidiaries will not make any charges to Mt. Franklin Holdings and its subsidiaries for any general corporate overhead.

               (4) In the case that the current CFO of Mt. Franklin Holdings and its subsidiaries provides CFO services to Elamex, S.A. de C.V., and its subsidiaries, his


Escrow Agreement-Azar between and among
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")
Krege B. Christensen, Attorney at Law ("Escrow Agent")             June 28, 2002
                    salary including benefits shall be prorated between Elamex, S.A. de C.V., and its subsidiaries, and Mt. Franklin Holdings and its subsidiaries.

               (5) At its option, Elamex USA can continue to keep in place the $3,000,000 subordinated loan made to Franklin Connections accruing interest at 12% per annum.

               (6) To the extent Elamex, S.A. de C.V., and its subsidiaries are required to make funds available to Mt. Franklin Holdings and its subsidiaries to fund short term working capital requirements in addition to the minimum of $7.5 million of new equity already contemplated, Elamex, S.A. de C.V., and its subsidiaries shall be entitled to receive interest on such funds based on commercial lending rates not to exceed the same rate charged by JPMorgan Chase Bank on its line of credit.

               (7) In the event that Elamex, S.A. de C.V., and its subsidiaries are required to make additional funds available to Mt. Franklin Holdings and its subsidiaries in order to maintain financial covenants required by any lender to Mt. Franklin Holdings and its subsidiaries or to fund capital expenditures for Phase I or II or to fund payments for long term slotting arrangements, Elamex, S.A. de C.V., and its subsidiaries may do so by making subordinated loans with interest not to exceed twelve percent (12%) per annum.

     5.3  Duties and Obligations of Escrow Agent.

          (a) Specifically Provided Duties and Obligations. The Parties agree that the duties and obligations of the Escrow Agent are only such as are herein specifically provided and no other. Escrow Agent's duties are as a depositary only, and the Escrow Agent shall incur no liability whatsoever, except as a direct result of Escrow Agent's willful misconduct.

          (b) Advice of Counsel. Escrow Agent may consult with counsel of Escrow Agent's choice, and shall not be liable for any action taken, suffered, or omitted by Escrow Agent in accordance with the advice of such counsel.

          (c) Not Bound by Other Agreements; Amendment to this Agreement. Escrow Agent shall not be bound in any way by the terms of any other agreement to which Elamex USA and Azar are parties, whether or not Escrow Agent has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by Elamex USA or Azar, or any other party thereto. Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, or rescission of this

Escrow Agreement-Azar between and among
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")
Krege B. Christensen, Attorney at Law ("Escrow Agent")             June 28, 2002

               Agreement unless the same shall be in writing and signed by each of Elamex USA and Azar, and agreed to in writing by Escrow Agent.

          (d) Uncertain or Conflicting Demands. In the event that Escrow Agent shall be uncertain as to Escrow Agent's duties or rights hereunder or shall receive instructions, claims, or demands which, in Escrow Agent's opinion, are in conflict with any of the provision of this Agreement, Escrow Agent shall be entitled to refrain from taking any action, other than to keep safely all Escrowed Shares held in escrow, until Escrow Agent shall jointly be directed otherwise in writing by Elamex USA and Azar or by a final judgment of a court of competent jurisdiction.

          (e) Reliance Upon Written Documents. Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate, or document which Escrow Agent, in good faith, believes to be genuine. Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity, or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall Escrow Agent be responsible or liable in any respect on account of the identity, authority, or rights of the persons executing or delivering or purporting to execute or deliver any such documents, security, or endorsement.

          (f) No Required Legal Proceedings. Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings that may be instituted against Escrow Agent or with respect to the Escrowed Shares.

          (g) Resignation of Escrow Agent. If Escrow Agent at any time, in Escrow Agent's sole discretion, deems it necessary or advisable to relinquish custody of the Escrowed Shares, Escrow Agent may do so by giving at least 30 days written notice to the other Parties of Escrow Agent's intention and thereafter delivering the Escrowed Shares to any other escrow agent mutually agreeable to Elamex USA and Azar, or, if no such escrow agent shall be selected within 20 days of Escrow Agent's notification to Elamex USA and Azar of Escrow Agent's desire to so relinquish custody of the Escrowed Shares, then and in such event Escrow Agent may choose a replacement Escrow Agent hereunder. Upon delivery of the Escrowed Shares to the replacement Escrow Agent, the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Escrowed Shares or this Agreement and Elamex USA shall promptly pay to Escrow Agent all monies which may be owed Escrow Agent for Escrow Agent's services and expenses hereunder.


Escrow Agreement-Azar between and among
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")
Krege B. Christensen, Attorney at Law ("Escrow Agent")             June 28, 2002

          (h) No Fiduciary Duty by Escrow Agent to Elamex USA or Azar. This Agreement shall not create any fiduciary duty on Escrow Agent's part to Elamex USA or Azar, nor disqualify Escrow Agent from representing any Party in any dispute with any other Party, including any dispute with respect to the Escrowed Shares. Azar understands, acknowledges, and agrees that Escrow Agent has acted and will continue to act as counsel to Elamex USA.

          (i) Dissolution of Azar. The Parties agree that in the event Azar is dissolved Escrow Agent shall be entitled to rely solely upon notices hereunder from Byram E. Dickes, the current Chairman of the Board of Azar, or Thomas J. Benson, current Chief Financial Officer of Azar, unless or until Escrow Agent shall have received notice signed by Azar Shareholders holding a majority of the Escrowed Shares designating one of the Azar Shareholders to give notices to Escrow Agent on behalf of Azar for purposes of this Agreement. Except as otherwise set forth herein, individual Azar Shareholders shall have no right or authority to direct or give notices to Escrow Agent for any purpose of or in connection with this Agreement.

     5.4 Escrow Agent Compensation and Expenses. Escrow Agent shall be entitled to reasonable compensation for serving as Escrow Agent, as well as reimbursement of all costs and expenses incurred in connection herewith. Elamex USA shall pay all Escrow Agent compensation and expenses hereunder.

     5.5 Indemnification. Elamex USA and Azar, jointly and severally, hereby indemnify and hold the Escrow Agent harmless from and against any and all losses, damages, taxes, liabilities, and expenses that may be incurred, directly or indirectly, by the Escrow Agent, arising out of or in connection with Escrow Agent's acceptance of appointment as the Escrow Agent hereunder or the performance of Escrow Agent's duties pursuant to this Agreement, including all legal costs and expenses of the Escrow Agent incurred defending itself against any claim or liability in connection with Escrow Agent's performances hereunder and the costs of recovery of amounts pursuant to this section 5.5.

     5.6  Miscellaneous:

          (a) Entire Agreement; Integration. This Agreement constitutes the entire agreement between and among the Parties pertaining to the subject matter hereof, and supersedes all written or oral, prior, or contemporaneous agreements, representations, warranties, or understandings of the Parties pertaining or with respect thereto. No covenant, representation, or condition not expressed herein shall affect or be deemed to interpret, change, or restrict the express provisions hereof.

Escrow Agreement-Azar between and among
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")
Krege B. Christensen, Attorney at Law ("Escrow Agent")             June 28, 2002

          (b) Survival of Representations and Warranties. All representations, warranties, covenants, and agreements of the Parties contained in this Agreement shall survive the execution and delivery of this Agreement and shall not be deemed merged into any documents delivered at the time of such execution and delivery of this Agreement or the closing hereunder.

          (c) Binding Nature; No Assignments. The covenants and agreements contained herein shall bind and inure to the benefit of the Parties hereto, their respective heirs, executors, administrators, personal or legal representatives, successors, or permitted assigns; provided, however, that nothing in this subsection shall be deemed to permit the conveyance, transfer, assignment, or delegation, expressly, by operation of law, or otherwise, by any Party of any right or interest herein without the prior written consent of the other Party. Anything herein to the contrary notwithstanding, however, no permitted assignment or other disposition of all or any part of a Party's interests herein shall relieve such Party of its obligations hereunder.

          (d) Further Action. The Parties each agree to execute and deliver all documents, provide all information, and take or forebear from all such action as may be necessary and appropriate to achieve the purposes hereof.

          (e)  Time is of the Essence. Time is of the essence in this Agreement.

          (f) Amendments, Modifications, Approvals, and Consents. Any amendment, modification, alteration, or supplement hereto, or any approval or consent requested of any Party, shall be ineffective unless it is in writing and signed by the Party against whom enforcement is sought.

          (g) Parties in Interest; No Third-Party Beneficiaries. Except as specifically set forth herein, nothing in this Agreement is intended to confer any right or remedy under or by reason of this Agreement on any person other than the Parties to this Agreement and their respective heirs, executors, administrators, personal or legal representatives, successors, or permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any Party to this Agreement, nor shall any provision hereof give any third person any right of subrogation or action over or against any Party to this Agreement.

          (h) Notices. Any notice, consent, request, directive, demand, or other communication made hereunder, pursuant hereto, or in accordance herewith by any Party intended for any other Party shall be in writing and shall be physically delivered, sent by facsimile (fax) if a fax number is included for the other Party in part 2

Escrow Agreement-Azar between and among
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")
Krege B. Christensen, Attorney at Law ("Escrow Agent")             June 28, 2002
               hereof, sent by nationally recognized overnight delivery service (with receipt requested), or sent by registered or certified mail, properly addressed and return receipt requested with postage prepaid, to such other Party at the address set forth in
               Part 2 hereof, unless such other Party shall have previously designated a different address or fax number by due notice hereunder. The Escrow Agent shall be given copies of all notices given by any Party under this Agreement.

               Notices hereunder that are physically delivered shall be deemed effective and complete at the time of the delivery thereof with written evidence of such delivery. Notices hereunder that are given by facsimile (fax) shall be deemed effective and complete at the time such facsimile (fax) is successfully sent with printed or written evidence of such successful sending. Notices hereunder that are given by nationally recognized overnight delivery service shall be deemed effective and complete the next business day. Notices hereunder that are given by mail shall be deemed effective and complete as of the applicable delivery date set forth on the requested return receipt.

          (i) Costs and Expenses. Except as may be otherwise specifically set forth herein or as otherwise agreed to by the Parties, each Party shall bear its own costs and expenses (including attorneys and accountants fees and costs) in connection herewith and in connection with all things required to be done by such Party hereunder.

          (j) No Brokerage Commissions, Finders Fees, or Similar Costs. Each of the Parties hereby represents and warrants that there is no claim for brokerage commissions, finders fees, or similar costs or fees in connection with the transactions contemplated by this Agreement. Each of the Parties hereto will pay or discharge, and will indemnify, defend, and hold harmless the other Party from and against, any and all claims for any such brokerage commissions, finders fees, or similar costs or fees incurred by reason of any action taken by such indemnifying Party.

          (k) Attorneys Fees. If any legal action or other proceeding is brought or commenced by any Party to enforce any of the terms hereof because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions hereof, the successful or prevailing Party shall be entitled to receive as additional compensation hereunder or as additional damages under such action all necessary and reasonable attorneys fees, expenses, and costs, both before and after judgment, in addition to any other relief to which such Party may be entitled.

          (l) Governing Law. This Agreement shall be governed in all respects and construed according to the laws of the state of Texas applied to contracts made


Escrow Agreement-Azar between and among
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")
Krege B. Christensen, Attorney at Law ("Escrow Agent")             June 28, 2002
               and to be fully performed entirely within the state of Texas between residents of the state of Texas without giving effect to any choice or conflict of law provision or rule (whether of the state of Texas any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Texas, unless any obligations hereunder shall be invalid or unenforceable under such laws, in which event the laws of the state whose laws can apply to and validate the obligations hereunder shall apply. This Agreement shall be deemed executed in El Paso, Texas.

          (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. Whenever used herein, the word "or" shall mean "and/or," unless the context clearly otherwise requires. Whenever used herein, the word "including" shall mean "including without limitation," and the word "include" shall mean "include without limitation."

          (n) Rights and Remedies. The rights and remedies of the Parties hereunder shall not be mutually exclusive, and the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions. Each of the Parties confirms that damages may be an inadequate remedy for a breach or threatened breach of any provision hereof. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, but nothing herein contained is intended to or shall limit or affect any rights at law or by statute or otherwise of any Party aggrieved as against the other Party for a breach or threatened breach of any provision hereof, it being the intention of this subsection 5.12(n) to make clear the agreement of the Parties that the respective rights and obligations of the Parties hereunder shall be enforceable in equity as well as at law or otherwise.

          (o) Arbitration. Anything herein to the contrary notwithstanding, any controversy or dispute arising out of or relating to this Agreement or its subject matter which the Parties are unable to resolve within thirty (30) days after written notice by one Party to the other Party of the existence of such controversy or dispute, may be submitted to binding arbitration by any Party. If so submitted to arbitration, the matter shall be finally settled by binding arbitration conducted in accordance with the then current rules and procedures of the American Arbitration Association. Such arbitration shall take place in El Paso, Texas. The decision by the arbitrator


Escrow Agreement-Azar between and among
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")
Krege B. Christensen, Attorney at Law ("Escrow Agent")             June 28, 2002
               on any matter submitted to arbitration shall be binding and conclusive upon the Parties, their respective heirs, executors, administrators, personal or legal representatives, successors, or permitted assigns, as the case may be, and they shall comply with such decision in good faith. Each Party hereby submits itself to the jurisdiction of the state and federal courts within the state of Texas for the entry of judgment with respect to the decision of the arbitrator hereunder. Judgment upon the award may be entered in any state or federal court within the state of Texas or any other court having jurisdiction.

          (p) No Waiver. No failure by any Party to insist upon the strict performance of any covenant, duty, agreement, term, or condition hereof or to exercise any right or remedy upon a breach thereof shall constitute a waiver of any such breach or of such or any other covenant, duty, agreement, term, or condition, whether or not similar. Any Party by notice pursuant to the terms hereof may, but shall be under no obligation, waive any of its rights or any condition or conditions to its obligations hereunder, or any covenant, duty, agreement, term, or condition of any other Party. No waiver shall constitute a continuing waiver or affect or alter the remainder hereof, and each and every other covenant, duty, agreement, term, and condition hereof shall continue in full force and effect with respect to any other then existing or subsequently occurring breach.

          (q) Severability. In the event that any condition, covenant, term, or other provision contained herein is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder hereof and shall in no way affect any other condition, covenant, term, or provision contained herein. If such condition, covenant, term, or other provision shall be deemed invalid due to its scope and breadth, such provision shall be deemed valid to the extent of the scope or breadth permitted by law.

          (r) Covenant of Good Faith. Each Party agrees to act reasonably and in good faith in the performance of any acts required of such Party hereunder.

          (s) Force Majeure. No Party shall be responsible for delays or failure in performance resulting from acts beyond the reasonable control of such Party. Such acts shall include acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, governmental regulation imposed after the fact, fires, communication line failures, power failures, earthquakes, or other disasters.

          (t) Titles and Captions. All part, section, subsection, and other titles, headings, and captions herein are included for purposes of convenience only, and shall not be deemed a part hereof and shall in no way define, limit, extend, or describe the scope or intent of any of the provisions hereof.


Escrow Agreement-Azar between and among
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")
Krege B. Christensen, Attorney at Law ("Escrow Agent")             June 28, 2002

          (u) Pronouns and Plurals. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa.

          (v) Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one Agreement binding on the executing Parties if each Party named in
               Part 2 hereof shall have executed at least one counterpart signature page of this Agreement notwithstanding that all of the Parties are not signatories of the same full copy of this Agreement or the same counterpart signature page of this Agreement.

IN WITNESS WHEREOF, each of the Parties hereto has executed this Agreement on or as of the date first set forth above.


"Elamex USA"                    ELAMEX USA, CORP.
                             A Delaware Corporation



                         By /s/ Richard P. Spencer
                            ----------------------
                               Richard P. Spencer
                                    President


"Azar"                          AZAR NUT COMPANY
                             A Delaware Corporation



                         By /s/ Byram E. Dickes
                            -------------------
                                 Byram E. Dickes
                              Chairman of the Board


"Escrow Agent"              /s/ Krege B. Christensen
                            ------------------------
                              Krege B. Christensen
                                Attorney at Law

Escrow Agreement-Azar between and among
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Azar Nut Company, a Delaware Corporation ("Azar")
Krege B. Christensen, Attorney at Law ("Escrow Agent") June 28, 2002
                                                                   Page 17 of 17